[HECLA LOGO]                                                             97-01
                                                                    Exhibit 99

               HECLA REPORTS FOURTH QUARTER AND YEAR-END RESULTS
                    For the Period Ended December 31, 1996
                         For release: February 6, 1997

      COEUR D'ALENE, IDAHO -- Hecla Mining Company (HL & HL-PrB:NYSE) today reported a loss for the fourth quarter of 1996 of $1.9 million, or 4 cents per share, after the payment of a quarterly dividend of $2 million to shareholders of preferred stock. This compares to a loss of $0.8 million, or 2 cents per share, in the fourth quarter of 1995. The fourth quarter loss in 1996 is primarily attributable to decreased gold production and lower precious metals prices. The fourth quarter loss was partially offset by the gain realized from the receipt of $2.5 million from Euro-Nevada, for the purchase of an additional 1.5% net smelter return (NSR) royalty on the Rosebud property. Euro-Nevada now holds a 4% NSR interest in the property.

      For 1996, Hecla had a loss of $40.4 million, or 79 cents per common share after the dividend of $8.1 million to shareholders of preferred stock, compared to a loss of $109.8 million, or $2.28 per share in 1995. Year-end results in 1996 include adjustments totaling $38 million taken in the third quarter of this year. The largest portion of these adjustments related to the decision to suspend operations at Grouse Creek, put the mine on a care-and-maintenance status and accrue for future holding and reclamation costs at the property. Arthur Brown, Hecla's president and chief executive officer, said, "We continued to feel the effects of the disappointment at the Grouse Creek gold mine during 1996. The decision to close Grouse Creek was in large part responsible for the loss reported for the year." The 1996 adjustments also include $7.6 million to write down the investment in the American Girl gold mine, which was closed in November because of high operating costs.

PRODUCTION AND PRICES
      Silver production during 1996 increased 35% over the previous year, from
2.2 million ounces to 3 million ounces. Start-up of the Greens Creek mine in Alaska in 1996 added nearly 828,000 ounces of silver production to Hecla's account. Gold production remained stable, with Hecla producing 169,376 ounces for the year.

      Although silver prices declined 8% in the fourth quarter alone, the average silver price for the year remained virtually unchanged at $5.18 per ounce in 1996, compared to $5.19 in 1995. The average price of gold also decreased in the fourth quarter of 1996, but for the full year, the average price increased slightly from $384 per ounce in 1995 to $388 per ounce in 1996.

YEAR-END HIGHLIGHTS
      SILVER   Hecla  achieved  its  silver  goals  for  1996,  including  the successful start-up of the Greens Creek silver/gold/zinc/lead mine in Alaska. The mine was scheduled to reopen by the beginning of 1997,

       Contact Bill Booth, vice president-investor and public affairs, or Vicki Veltkamp, manager-corporate communications
             6500 Mineral Drive * Coeur d'Alene, Idaho 83814-8788
                       * 208/769-4100 * FAX 208/769-4159

HECLA REPORTS FOURTH QUARTER AND YEAR-END RESULTS                       Page 2

but achieved that goal far earlier when Greens Creek started up in August 1996. Full production was reached at Greens Creek in January 1997.

      Further exploration and development at the Lucky Friday silver mine in North Idaho continues to expand the new ore zone adjacent to the underground Lucky Friday main vein. More than 60 drill holes into the area indicate ore-grade material averaging 18 ounces of silver per ton over an 11-foot width, which is approximately twice the minable grade of the Lucky Friday main vein and significantly wider. Brown said, "We have now defined a major addition to Lucky Friday ore reserves that could very likely return the mine to historic production levels of 4-5 million ounces of silver annually. In addition, our people at Lucky Friday have continued their excellent safety record with no lost-time accidents in more than two years."

      GOLD Hecla's La Choya gold mine in northern Mexico had an outstanding year in 1996, far exceeding expectations by producing more than 80,000 ounces of gold at a cash cost of $190 per ounce.

      Another goal reached during the year was the financing and commencement of construction at the Rosebud gold mine in northern Nevada. The company signed a joint-venture agreement with Santa Fe Pacific Gold Corporation in which Hecla will develop and operate the mine and Santa Fe will process the ore at its nearby Twin Creeks facility. The property is on schedule to begin production in the second quarter of 1997.

      INDUSTRIAL MINERALS 1996 marked the tenth consecutive year that annual sales have increased for Hecla's industrial minerals segment, reaching $76.8 million. In particular, the goal of developing and growing international sales was achieved during the year. Gross profit for the industrial minerals segment was $9.9 million in 1996, a 32% increase over the previous year.

      Hecla Mining Company, headquartered in Coeur d'Alene, Idaho, is one of the United States' best-known silver producers. The company also produces gold and is a major supplier of ball clay, kaolin and other industrial minerals. Hecla's operations are principally in the U.S. and Mexico.

FORWARD-LOOKING INFORMATION
      Statements made which are not historical facts, such as anticipated production, sales or discussions of goals, involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, metal price volatility, volatility of metals production and project development risks. Refer to the company's Form 10-Q and 10-K reports for a more detailed discussion of factors that may impact expected future results.

    Hecla Mining Company news releases can be accessed on the Internet at:
                          http://www.hecla-mining.com
         You can also request a free fax of this entire news release from BusinessWire NewsOnDemand at 800-344-7826

       Contact Bill Booth, vice president-investor and public affairs, or Vicki Veltkamp, manager-corporate communications
             6500 Mineral Drive * Coeur d'Alene, Idaho 83814-8788
                       * 208/769-4100 * FAX 208/769-4159

                                   HECLA MINING COMPANY
(dollars in thousands, except per-share, per-ounce and per-pound amounts - unaudited)

                                                Fourth Quarter Ended                     Year Ended
                                           ------------------------------      -------------------------------
HIGHLIGHTS                                 Dec. 31, 1996    Dec. 31, 1995      Dec. 31, 1996     Dec. 31, 1995
--------------------------------------------------------------------------------------------------------------
FINANCIAL DATA
--------------------------------------------------------------------------------------------------------------
Total revenue                              $     40,996      $     37,816      $     166,882     $     159,704
Gross profit                                      1,600             3,986             10,923             6,607
Net income (loss)                                   135             1,226            (32,354)         (101,719)
Loss applicable to common
  shareholders                                   (1,877)             (786)           (40,404)         (109,769)
Loss per common share                             (0.04)            (0.02)             (0.79)            (2.28)
Cash flow provided by
  operating activities                            4,534             7,540             22,314            11,762
--------------------------------------------------------------------------------------------------------------
SALE OF PRODUCTS BY SEGMENT
--------------------------------------------------------------------------------------------------------------
Gold operations                            $     17,741      $     18,914      $      65,550     $      66,816
Silver operations                                 4,569             4,092             15,859            12,994
Industrial minerals                              14,810            13,197             76,843            67,391
Specialty metals                                    - -               - -                - -             4,414
                                           ------------      ------------      -------------     -------------
  Total sales                              $     37,120      $     36,203      $     158,252     $     151,615
--------------------------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS) BY SEGMENT
--------------------------------------------------------------------------------------------------------------
Gold operations                            $      1,336      $      2,639      $       2,067     $      (2,013)
Silver operations                                  (738)              340             (1,027)              827
Industrial minerals                               1,002             1,007              9,883             7,499
Specialty metals                                    - -               - -                - -               294
                                           ------------      ------------      -------------     -------------
  Total gross profit                       $      1,600      $      3,986      $      10,923     $       6,607
--------------------------------------------------------------------------------------------------------------
PRODUCTION SUMMARY - TOTALS
--------------------------------------------------------------------------------------------------------------
Gold - Ounces                                    47,637            49,938            169,376           169,777
Silver - Ounces                               1,261,791           618,648          3,024,911         2,242,309
Lead  - Tons                                      6,596             4,475             22,660            16,967
Zinc  - Tons                                      4,090               881              7,464             2,999
Industrial minerals - Tons shipped              247,821           225,103          1,072,319           991,214
Average cost per ounce of gold produced:
  Cash operating costs ($/oz.)                      281               245                273               286
  Total cash costs ($/oz.)                          281               248                276               288
  Total production costs ($/oz.)                    338               327                364               398
Average cost per ounce of silver produced:
  Cash operating costs ($/oz.)                     4.58              4.14               4.24              4.57
  Total cash costs ($/oz.)                         4.58              4.14               4.24              4.57
  Total production costs ($/oz.)                   5.81              5.25               5.47              5.76
--------------------------------------------------------------------------------------------------------------
AVERAGE METAL PRICES
--------------------------------------------------------------------------------------------------------------
Gold - Realized ($/oz.)                             384               388                393               388
Gold - London Final ($/oz.)                         376               385                388               384
Silver - Handy & Harman ($/oz.)                    4.85              5.26               5.18              5.19
Lead - LME Cash ( cents/pound)                     32.4              31.5               35.1              28.6
Zinc - LME Cash ( cents/pound)                     46.7              45.8               46.5              46.8

              Contact Bill Booth, vice president-investor and public affairs, or Vicki Veltkamp, manager-corporate communications
                   6500 Mineral Drive * Coeur d'Alene, Idaho 83814-8788
                             * 208/769-4100 * FAX 208/769-4159

                                   HECLA MINING COMPANY
                                Consolidated Balance Sheets
                         (dollars and shares in thousands - unaudited)

                                                                               Dec. 31, 1996     Dec. 31, 1995
--------------------------------------------------------------------------------------------------------------
ASSETS
--------------------------------------------------------------------------------------------------------------
Current assets:
  Cash and cash equivalents                                                    $       8,256     $       4,024
  Accounts and notes receivable                                                       24,168            25,571
  Income tax refund receivable                                                         1,262               737
  Inventories                                                                         22,879            20,915
  Other current assets                                                                 2,284             2,038
                                                                               -------------     -------------
    Total current assets                                                              58,849            53,285
Investments                                                                            1,723             2,200
Restricted investments                                                                20,674            16,254
Properties, plants and equipment, net                                                177,755           177,374
Other noncurrent assets                                                                9,392             9,077
                                                                               -------------     -------------
Total assets                                                                   $     268,393     $     258,190
                                                                               =============     =============
--------------------------------------------------------------------------------------------------------------
LIABILITIES
--------------------------------------------------------------------------------------------------------------
Current liabilities:
  Accounts payable and accrued expenses                                        $      17,377     $      14,145
  Accrued payroll and related benefits                                                 3,232             3,217
  Preferred stock dividends payable                                                    2,012             2,012
  Accrued taxes                                                                        1,427             1,042
  Accrued reclamation costs                                                            8,664             5,549
                                                                               -------------     -------------
    Total current liabilities                                                         32,712            25,965
Deferred income taxes                                                                    359               359
Long-term debt                                                                        38,208            36,104
Accrued reclamation costs                                                             45,953            26,782
Other noncurrent liabilities                                                           5,653             4,864
                                                                               -------------     -------------
Total liabilities                                                                    122,885            94,074
                                                                               -------------     -------------
--------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------
Preferred stock                                                                          575               575
Common stock                                                                          12,800            12,079
Capital surplus                                                                      351,559           330,352
Accumulated deficit                                                                 (213,610)         (173,206)
Net unrealized gain (loss) on investments                                                (32)              100
Foreign currency translation adjustment                                               (4,898)           (4,898)
Treasury stock                                                                          (886)             (886)
                                                                               -------------     -------------
Total shareholders' equity                                                           145,508           164,116
                                                                               -------------     -------------
Total liabilities and shareholders' equity                                     $     268,393     $     258,190
                                                                               =============     =============
Common shares outstanding at end of period                                            51,137            48,255
                                                                               =============     =============

             Contact Bill Booth, vice president-investor and public affairs, or Vicki Veltkamp, manager-corporate communications
                   6500 Mineral Drive * Coeur d'Alene, Idaho 83814-8788
                             * 208/769-4100 * FAX 208/769-4159

                                   HECLA MINING COMPANY
                           Consolidated Statements of Operations
        (dollars and shares in thousands, except per-share amounts - unaudited)

                                                 Fourth Quarter Ended                  Year Ended
                                           ------------------------------    -----------------------------
                                            Dec. 31, 1996    Dec. 31, 1995    Dec. 31, 1996   Dec. 31, 1995
                                           --------------    -------------    --------------  -------------
Sales of products                           $     37,120     $      36,203   $      158,252    $    151,615
                                            ------------     -------------   --------------    ------------
Cost of sales and other direct
  production costs                                30,255            27,335          126,878         121,546
Depreciation, depletion and
  amortization                                     5,265             4,882           20,451          23,462
                                            ------------     -------------   --------------    ------------
                                                  35,520            32,217          147,329         145,008
                                            ------------     -------------   --------------    ------------
Gross profit                                       1,600             3,986           10,923           6,607
                                            ------------     -------------   --------------    ------------
Other operating expenses:
  General and administrative                       2,529             1,801            9,365           9,371
  Exploration                                      1,443             2,230            4,843           7,109
  Depreciation and amortization                       82               102              338             367
  Provision for closed operations
    and environmental matters                        115               319           22,806           4,615
  Reduction in carrying value of
    mining properties                                - -               - -           12,902          97,387
                                            ------------     -------------   --------------    ------------
                                                   4,169             4,452           50,254         118,849
                                            ------------     -------------   --------------    ------------
Loss from operations                              (2,569)             (466)         (39,331)       (112,242)
                                            ------------     -------------   --------------    ------------
Other income (expense):
  Interest and other income                        3,876             1,613            8,630           8,089
  Miscellaneous income (expense)                    (231)             (132)            (250)             18
  Gain (loss) on investments                         - -               327              (28)          3,169
  Interest expense:
    Total interest cost                             (834)             (724)          (3,058)         (1,960)
    Less amount capitalized                          646               666            2,360           1,516
                                            ------------     -------------   --------------    ------------
                                                   3,457             1,750            7,654          10,832
                                            ------------     -------------   --------------    ------------
Income (loss) before income taxes                    888             1,284          (31,677)       (101,410)
Income tax provision                                (753)              (58)            (677)           (309)
                                            ------------     -------------   --------------    ------------
Net income (loss)                                    135             1,226          (32,354)       (101,719)
Preferred stock dividends                         (2,012)           (2,012)          (8,050)         (8,050)
                                            ------------     -------------   --------------    ------------
Loss applicable to
  common shareholders                       $     (1,877)    $        (786)  $      (40,404)   $   (109,769)
                                            ============     =============   ==============    ============

Loss per common share                       $      (0.04)    $       (0.02)  $        (0.79)   $      (2.28)
                                            ============     =============   ==============    ============

Weighted average number of
  common shares outstanding                       51,137            48,255           51,133          48,192
                                            ============      ============    =============    ============

           Contact Bill Booth, vice president-investor and public affairs, or Vicki Veltkamp, manager-corporate communications
                  6500 Mineral Drive * Coeur d'Alene, Idaho 83814-8788
                           * 208/769-4100 * FAX 208/769-4159

                                   HECLA MINING COMPANY
                            Consolidated Statements of Cash Flows
                                (in thousands - unaudited)

                                                                                      Year Ended
                                                                        --------------------------------------
                                                                        Dec. 31, 1996            Dec. 31, 1995
--------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
--------------------------------------------------------------------------------------------------------------
Net loss                                                               $      (32,354)          $     (101,719)
Noncash elements included in net loss:
  Depreciation, depletion and amortization                                     20,789                   23,829
  Gain on disposition of properties,
    plants and equipment                                                         (706)                  (3,417)
  (Gain) loss on investments                                                       28                   (3,169)
  Reduction in carrying value of mining properties                             12,902                   97,387
  Provision for reclamation and closure costs                                  28,284                    8,071
Change in:
  Accounts and notes receivable                                                   192                     (849)
  Income tax refund receivable                                                   (525)                    (490)
  Inventories                                                                  (4,239)                  (2,299)
  Other current assets                                                           (479)                    (441)
  Accounts payable and accrued expenses                                         3,232                      575
  Accrued payroll and related benefits                                             15                      493
  Accrued taxes                                                                   385                      117
  Accrued reclamation and other noncurrent liabilities                         (5,210)                  (6,326)
                                                                       --------------           --------------
Net cash provided by operating activities                                      22,314                   11,762
                                                                       --------------           --------------
--------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
--------------------------------------------------------------------------------------------------------------
Additions to properties, plants and equipment                                 (33,731)                 (45,308)
Proceeds from disposition of properties, plants
  and equipment                                                                 3,641                    3,822
Proceeds from the sales of investments                                            130                    5,196
Purchase of restricted investments                                             (4,308)                  (2,701)
Purchase of investments and increase in cash
  surrender value of life insurance, net                                         (726)                  (1,047)
Other, net                                                                       (480)                  (2,407)
                                                                       --------------           --------------
Net cash used by investing activities                                         (35,474)                 (42,445)
                                                                       --------------           --------------
--------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
--------------------------------------------------------------------------------------------------------------
Common stock issued under stock option plans and warrants                         - -                    1,335
Issuance of common stock, net of offering costs                                21,928                      - -
Dividends on preferred stock                                                   (8,050)                  (8,050)
Borrowings against cash surrender value of life insurance                         801                      - -
Borrowing on long-term debt                                                    51,631                   48,000
Repayment on long-term debt                                                   (48,918)                 (13,856)
                                                                       --------------           --------------
Net cash provided by financing activities                                      17,392                   27,429
                                                                       --------------           --------------

Net increase (decrease) in cash and cash equivalents                            4,232                   (3,254)
Cash and cash equivalents at beginning of period                                4,024                    7,278
                                                                       --------------           --------------

Cash and cash equivalents at end of period                             $        8,256           $        4,024
                                                                       ==============           ==============

             Contact Bill Booth, vice president-investor and public affairs, or Vicki Veltkamp, manager-corporate communications
                   6500 Mineral Drive * Coeur d'Alene, Idaho 83814-8788
                             * 208/769-4100 * FAX 208/769-4159

                                   HECLA MINING COMPANY
                                      Production Data

                                                  Fourth Quarter Ended                    Year Ended
                                             -----------------------------       ----------------------------
                                             Dec. 31, 1996   Dec. 31, 1995       Dec. 31, 1996  Dec. 31, 1995
                                             -------------   -------------       -------------  -------------
LA CHOYA UNIT
Tons of ore processed                             799,971        1,258,053          3,571,047        4,031,274
Ore grade - Gold (oz./ton)                          0.028            0.025              0.026            0.026
Gold produced (oz.)                                20,449           26,664             80,171           72,144
Silver produced (oz.)                               1,796            2,681              7,708            7,380
Average cost per ounce of gold produced:
  Cash operating costs                               $213             $160               $190             $194
  Total cash costs                                   $214             $160               $190             $194
  Total production costs                             $329             $268               $305             $297

AMERICAN GIRL UNIT (1) (Reflects Hecla's 47% share)
Tons of ore milled                                  1,413           16,457             95,560           57,400
Tons of ore to heap                                25,060          110,436            329,322          725,732
Ore grade milled - Gold (oz./ton)                   0.294            0.148              0.128            0.179
Ore grade to heap - Gold (oz./ton)                  0.041            0.033              0.041            0.030
Gold produced (oz.)                                 2,748            5,504             21,214           21,489
Silver produced (oz.)                               1,002            2,722              5,783           13,053
Average cost per ounce of gold produced:
  Cash operating costs (1)                           $- -             $430               $480             $413
  Total cash costs (1)                               $- -             $453               $503             $435
  Total production costs (1)                         $- -             $525               $582             $483

GROUSE CREEK (2) (Reflects Hecla's share)
Tons of ore milled                                455,464          443,715          1,398,795        1,564,176
Ore grade milled - Gold (oz./ton)                   0.049            0.039              0.047            0.044
Ore grade milled - Silver (oz./ton)                  0.30             0.63               0.36             0.64
Gold produced (oz.)                                21,337           16,353             61,400           66,887
Silver produced (oz.)                              79,005          151,259            274,559          541,532
Average cost per ounce of gold produced:
  Cash operating costs                               $346             $319               $326             $344
  Total cash costs                                   $346             $319               $326             $344
  Total production costs                             $346             $360               $383             $493

LUCKY FRIDAY UNIT
Tons of ore milled                                 48,913           41,852            188,272          158,874
Ore grade milled - Silver (oz./ton)                 10.77            11.18              10.26            10.85
Lead grade (%)                                      10.40            10.93              11.10            11.03
Zinc grade (%)                                       2.45             2.60               2.34             2.58
Silver produced (oz.)                             496,777          461,440          1,906,333        1,662,706
Lead produced (tons)                                5,167            4,475             20,971           16,967
Zinc produced (tons)                                  846              881              3,653            2,999
Average cost per ounce of silver produced:
  Cash operating costs                              $4.58            $4.14              $4.24            $4.57
  Total cash costs                                  $4.58            $4.14              $4.24            $4.57
  Total production costs                            $5.81            $5.25              $5.47            $5.76

                                     (cont.)

             Contact Bill Booth, vice president-investor and public affairs, or Vicki Veltkamp, manager-corporate communications
                   6500 Mineral Drive * Coeur d'Alene, Idaho 83814-8788
                             * 208/769-4100 * FAX 208/769-4159

                                   HECLA MINING COMPANY
                                  Production Data (cont.)

                                                  Fourth Quarter Ended                   Year Ended
                                            -----------------------------        ----------------------------
                                            Dec. 31, 1996   Dec. 31, 1995        Dec. 31, 1996  Dec. 31, 1995
                                            -------------  --------------        -------------  -------------
GREENS CREEK (3) (Reflects Hecla's 29.73% share)
Tons of ore milled                                 30,580              - -             42,737              - -
Ore grade milled - Silver (oz./ton)                 24.84              - -              23.61              - -
Gold grade (oz./ton)                                 0.12              - -               0.11              - -
Zinc grade (%)                                      10.21              - -               9.92              - -
Lead grade (%)                                       4.98              - -               4.80              - -
Silver produced (oz.)                             683,190              - -            827,799              - -
Gold produced (oz.)                                 2,766              - -              3,086              - -
Lead produced (tons)                                1,429              - -              1,689              - -
Zinc produced (tons)                                3,244              - -              3,811              - -
Average cost per ounce of silver produced:
  Cash operating costs (3)                           $- -             $- -               $- -             $- -
  Total cash costs (3)                               $- -             $- -               $- -             $- -
  Total production costs (3)                         $- -             $- -               $- -             $- -

OTHER
Gold produced (oz.)                                   337            1,417              3,505            9,257
Silver produced (oz.)                                  21              546              2,729           17,638

(1)On September 5, 1996, Hecla announced that operations at the American Girl Joint Venture gold mine would be suspended effective
November 4, 1996.  During the third quarter, Hecla recorded an approximate $7.6 million write-down of the carrying value of the property, and a closure cost accrual totaling approximately $0.3 million.  1996 cost-per-ounce amounts reflect operations through
September 30, 1996.
(2)The ownership percentage of the Grouse Creek mine has increased to 81.06% as of December 31, 1996, compared to 80.00% at
December 31, 1995.
(3)The Greens Creek mine recommenced operations on July 29, 1996, on a start-up basis; as such, no-cost-per ounce amounts are reported.  Full production was reached in January 1997.

                                              CAPITAL EXPENDITURES
                                                   Year Ended
                                         --------------------------------
(dollars in thousands)                   Dec. 31, 1996     Dec. 31, 1995
                                         --------------    --------------
Greens Creek (29.73%*)                    $      19,031      $     10,086
Grouse Creek (81.06%*)                            3,809             6,322
Lucky Friday                                      2,504             1,882
American Girl                                     1,643             4,759
Rosebud                                             591             6,136
Industrial minerals                               3,024            11,811
Capitalized interest                              2,360             1,516
Other                                               769             2,796
                                          -------------      ------------
  Total Capitalized                       $      33,731      $     45,308
                                          =============      ============

*Hecla's share
                                        HEDGED GOLD POSITION
                                       As of December 31, 1996

Min-Max options:           34,440 ounces @ Average Min. $396, Average Max. $461
Spot deferred contracts:   25,000 ounces @ $381.33
Forward contracts:          1,000 ounces @ $412.25

  Total                    60,440 ounces hedged

             Contact Bill Booth, vice president-investor and public affairs, or Vicki Veltkamp, manager-corporate communications
                  6500 Mineral Drive * Coeur d'Alene, Idaho 83814-8788
                             * 208/769-4100 * FAX 208/769-4159